040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120421531-11
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/15/2012 1:26 PM
	Entity Number E0325382012-4

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation:	INNERSCOPE ADVERTISING AGENCY, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100000000 Par value per share: $ 0.0001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) MARK L. MOORE-SEE ATTACHED (Name) 2281 LAVA RIDGE COURT, SU (Street Address) ROSEVILLE (City) CA (State) 95661 (Zip Code) 2) KIMBERLY A. MOORE-SEE ATTACHED (Name) 2281 LAVA RIDGE COURT, SU (Street Address) ROSEVILLE (City) CA (State) 95661 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	DAVID A. VALERIO, ESQUIRE (Name) X DAVID A. VALERIO, ESQUIRE (Incorporator Signature) PO BOX 4977 (Address) AUBURN (City) CA (State) 95604 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCORP SERVICES, INC. (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 6/15/2012 (Date)

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**INNERSCOPE ADVERTISING AGENCY, INC.**
FOREIGN NAME TRANSLATION:	**Not Applicable**
PURPOSE:	**ANY LEGAL PURPOSE**
REGISTERED AGENT NAME:	**INCORP SERVICES, INC.**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Directors/Trustees
Name: MARK L. MOORE	Name: KIMBERLY A. MOORE
Address: 2281 LAVA RIDGE COURT, SUITE 130	Address: 2281 LAVA RIDGE COURT, SUITE 130
City: ROSEVILLE	City: ROSEVILLE
State: CA	State: CA
Zip Code: 95661	Zip Code: 95661
Name: MATTHEW MOORE	
Address: 2281 LAVA RIDGE COURT	
City: ROSEVILLE	
State: CA	
Zip Code: 95661	